Exhibit 21.1

Subsidiaries of the Company

Subsidiary	DBA	Jurisdiction of Incorporation or Organization

Alaska Communications Systems Holdings, Inc.	Alaska Communications, ACS	Delaware

Alaska Communications Systems Group, Inc.	Alaska Communications, ACS	Delaware

ACS of the Northland, LLC	Alaska Communications, ACS	Alaska

ACS of Alaska, LLC	Alaska Communications, ACS	Alaska

ACS of Fairbanks, LLC	Alaska Communications, ACS	Alaska

ACS of Anchorage, LLC	Alaska Communications, ACS	Delaware

ACS Wireless, Inc.	Alaska Communications, ACS	Alaska

ACS Long Distance, LLC	Alaska Communications, ACS	Alaska

Alaska Communications Internet, LLC	Alaska Communications, ACS	Alaska

Alaska Communications LLC	Alaska Communications, ACS	Alaska

ACS Messaging, Inc.	Alaska Communications, ACS	Alaska

ACS InfoSource, Inc.	Alaska Communications, ACS	Alaska

ACS Cable Systems, LLC	Alaska Communications, ACS	Delaware

Alaska Communications Services, Inc.	Alaska Communications, ACS	Alaska

ACS of Alaska License Sub, LLC	Alaska Communications, ACS	Alaska

ACS of the Northland License Sub, LLC	Alaska Communications, ACS	Alaska

ACS of Fairbanks License Sub, LLC	Alaska Communications, ACS	Alaska

ACS of Anchorage License Sub, LLC	Alaska Communications, ACS	Alaska

ACS Wireless License Sub, LLC	Alaska Communications, ACS	Alaska

ACS Long Distance License Sub, LLC	Alaska Communications, ACS	Alaska

Crest Communications Corporation	Alaska Communications, ACS	Delaware

WCI Cable, Inc.	Alaska Communications, ACS	Delaware

Alaska Northstar Communications, LLC	Alaska Communications, ACS	Delaware

Northstar License Corporation	Alaska Communications, ACS	Delaware

WCIC Hillsboro, LLC	Alaska Communications, ACS	Delaware

WCI Lightpoint, LLC	Alaska Communications, ACS	Delaware

Northern Lights Holdings, Inc.	Alaska Communications, ACS	Delaware

WorldNet Communications, Inc.	Alaska Communications, ACS	Delaware

Alaska Fiber Star, LLC	Alaska Communications, ACS	Alaska

Alaska Fiber Star License Corporation	Alaska Communications, ACS	Delaware

TekMate, LLC	Alaska Communications, ACS	Alaska

In addition to the wholly owned subsidiaries listed above, the Company has a fifty percent interest in ACS - Quintillion JV, LLC, an Alaska Limited Liability Company.